Exhibit 6.8

FORM OF ASSUMPTION, JOINDER AND AMENDMENT AGREEMENT

THIS ASSUMPTION, JOINDER AND AMENDMENT AGREEMENT (this “Agreement”) is made as of January [  ], 2018, by and among 315 EAST DEAN ASSOCIATES, INC., a Delaware corporation (together with any permitted successors and assigns, “Original Borrower”), ASPEN OWNER, LLC, a Delaware limited liability company (together with any permitted successors and assigns, “New Borrower”), ASPEN TRS OPERATING TENANT, LLC, a Delaware limited liability company (together with any permitted successors and assigns, “Operating Lessee”), STEPHANE DE BAETS, an individual (“Stephane”), and ER MERRY WAY LP, a Delaware limited partnership (“ER”; collectively, together with any permitted successors and assigns, “Guarantor”) and GARFIELD SRA MORTGAGE INVESTMENT, LLC, a Delaware limited liability company (together with its successors and assigns, “Lender”).

RECITALS:

Lender made a loan (the “Loan”) to Original Borrower, in the maximum principal amount of $120,000,000, pursuant to that certain Amended and Restated Loan Agreement, dated as of April 3, 2017 (the “Closing Date”), by and between Original Borrower and Lender (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”; capitalized terms used herein but not otherwise defined shall have the respective meanings ascribed to such terms in the Loan Agreement), which Loan is evidenced by a promissory note, dated as of the Closing Date, in the maximum principal amount of the Loan Amount, and secured by, among other things, the real property described on Exhibit A.

Original Borrower desires to cause an Assumption by New Borrower in accordance with the Loan Agreement.

Effective immediately after such Assumption, New Borrower desires to lease all improvements, fixtures and personal property to Operating Lessee pursuant to that certain Hotel Lease Agreement dated as of the date hereof, between New Borrower and Operating Lessee (the “Operating Lease”), and to cause the REIT Restructuring to occur.

The parties now desire to enter into this Agreement to document the foregoing and to address certain other matters as more fully set forth herein.

AGREEMENT:

In consideration of the agreements, provisions and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree follows:

1.             Assumption.

(a)           New Borrower hereby (i) assumes and agrees to pay all Indebtedness in accordance with the terms of the Loan Documents, and (ii) agrees to perform all of the other obligations of Original Borrower under the Loan Documents and to be bound by, comply with and perform each and every other covenant, condition, agreement, representation, warranty, waiver, consent, acknowledgment and obligation of Original Borrower under the Loan Documents with the same force and effect as if New Borrower itself had executed and delivered the Loan Documents to which Original Borrower is a party.  New Borrower shall henceforth be deemed to be “Borrower” under the Loan Documents.  The foregoing assumption by New Borrower is absolute, irrevocable and unconditional.

(b)           In connection with the Assumption, New Borrower (and, with respect to the Mortgage Assumption and Amended Subordination Agreement, Operating Lessee) has executed and delivered the following documents for the benefit of Lender, each dated as of the date hereof:

(1)           that certain Second Amended and Restated Promissory Note (the “New Note”), which New Note shall be deemed to be the “Note” under the Loan Documents;

(2)           that certain Assumption of Deed of Trust, Assignment of Rents and Leases, Collateral Assignment of Property Agreements, Security Agreement and Fixture Filing (the “Mortgage Assumption”; the “Mortgage” under the Loan Documents shall hereafter mean the Mortgage as assumed pursuant to the Mortgage Assumption);

(3)           that certain Collateral Assignment of Interest Rate Cap Agreement (the “Amended Assignment of Interest Rate Cap”), which Amended Assignment of Interest Rate Cap shall be deemed to be the “Assignment of Interest Rate Cap Agreement” under the Loan Documents; and

(4)           that certain Second Amended and Restated Subordination, Non-Disturbance and Attornment Agreement (the “Amended Subordination Agreement”), which Amended Subordination Agreement shall be deemed to be the “Nondisturbance Agreement” under the Loan Documents.

The New Note, the Mortgage Assumption, the Amended Assignment of Interest Rate Cap, the Amended Subordination Agreement, this Agreement, and all other agreements, instruments, certificates and documents executed by Borrower, Operating Lessee and/or Sponsor for the benefit of Lender in connection with the Assumption and REIT Restructuring are each an “Assumption Document” and, collectively, the “Assumption Documents”.  The Assumption Documents shall each be deemed to be a “Loan Document” for all purposes under the Loan Documents.

(c)           The parties acknowledge and agree that Lender shall continue to hold the balances in the Collateral Accounts, if any, in accordance with the terms of the Loan Documents.  Original Borrower hereby assigns, transfers and conveys such balances to (i) New Borrower, with respect to all balances in the Cash Management Account, and (ii) to Operating Lessee, with respect to all balances other than the balances in the Cash Management Account.  New Borrower and Operating Lessee hereby pledge the Account Collateral to Lender as security for the Indebtedness, together with all rights of a secured party with respect thereto, it being the intention of the parties that such pledge shall be a perfected first-priority security interest.  All Collateral Accounts shall continue to be under the sole dominion and control of Lender pursuant to the Loan Documents.

(d)           For purposes of the assumption and other transactions contemplated herein, Lender acknowledges and agrees that, subject to Section 4(c), it has waived delivery of authority to file and single-member Delaware law opinions for New Borrower and Operating Lessee.

2.             Joinder by Operating Lessee.

(a)           Effective as of the date hereof, Operating Lessee hereby joins (the “Joinder”) all Loan Documents to which Borrower (i.e., New Borrower pursuant to the Assumption) is a party and agrees to be bound by all the terms, covenants and conditions thereof with the same force and effect as if originally named therein, mutatis mutandis; provided, however, that Operating Lessee shall not be an obligor under the Note or liable for repayment of the Indebtedness; provided further, however, that Operating Lessee acknowledges that Operating Lessee’s property (other than Operating Lessee’s leasehold interest in the Operating Lease, which Operating Lessee acknowledges is subordinate to the Loan) constitutes “Collateral” as set forth in the Mortgage and the other Loan Documents.

(b)           Operating Lessee hereby consents to the Loan and acknowledges that it derives substantial benefit from the making thereof.

(c)           Borrower and Operating Lessee acknowledges that no Default under the Loan Documents shall be excused by virtue of the fact that such Default was caused by Operating Lessee.

(d)           Notwithstanding anything to the contrary contained herein or in any other Loan Document, unless Lender exercises its termination right with respect to the Operating Lease, Borrower and Operating Lessee shall cause the Operating Lease to remain in effect in accordance with its terms so long as any portion of the Indebtedness is outstanding, and the Operating Lease shall not be amended, restated or otherwise modified without the consent of Lender.

(e)           Any amount required to be disbursed by Lender to Borrower from any Collateral Account (including Loss Proceeds) may be disbursed to Operating Lessee, in the same manner and with the same rights as any such disbursement to Borrower.

3.             Amendment to Loan Agreement.  Effective as of the date hereof, the following amendments are hereby made to the Loan Agreement:

(a)           The following defined terms and corresponding definitions are added in alphabetical order to the “Definitions” section of the Loan Agreement:

(1)           “Operating Partnership” means Aspen OP, LP, a Delaware limited partnership.

(2)           “Termination Fee” means any payment, fee, damages or penalty in respect of a Lease termination, in whole or in part.

(b)           The definition of “Approved Management Agreement” is deleted in its entirety and replaced with the following:  “means that certain Operating Agreement, dated as of September 29, 2010, between Borrower and the initial Approved Property Manager, as amended by that certain side letter agreement dated as of September 29, 2010, that certain Second Amendment dated September 26, 2011, that certain letter agreement dated July 9, 2012, that certain letter agreement dated January 4, 2013, that certain Third Amendment dated April 3, 2013, that certain Assignment and Assumption of Management Agreement, dated as of January [  ], 2018, and that certain Owner Agreement, dated as of January [  ], 2018, and any other management agreement that is approved by Lender, in each case as the same may be amended, restated, replaced, supplemented or otherwise modified in accordance herewith.”  Lender approves an amendment to the Approved Management Agreement substantially in the form attached hereto as Exhibit B (the “Fourth Management Agreement Amendment”) and agrees that, upon execution by the parties thereto and delivery of an executed copy thereof to Lender, the Approved Management Agreement shall be deemed to include the Fourth Management Agreement Amendment; provided, however, that, for the avoidance of doubt, although such form includes blanks for ownership percentages, no conveyance or other transfer of direct or indirect equity interests in Borrower is permitted other than in compliance with the provisions of the Loan Documents.

(c)           In the definition of “Cooperation Agreement” the words “Amended and Restated” are hereby added before the word “Mortgage”.

(d)           In the definition of “Permitted Debt”:

(1)           In subsection (i), the words “with respect to Borrower,” are added before the words “the Indebtedness”; and

(2)           In subsection (iv), the words “or Operating Lessee” are added after the word “Borrower” and the words “or Operating Lessee’s” are added after the word “Borrower’s”.

(e)           The definition of “Lease” is amended to insert the following at the end thereof:  “Notwithstanding anything to the contrary in this definition, the Operating Lease shall not be deemed a “Lease” hereunder.”

(f)            The definition of “Material Agreements” is deleted in its entirety and replaced with the following:

means each contract and agreement (other than the Approved Management Agreement or any Leases) to which Borrower and/or Operating Lessee is a party and relating to the Property, or otherwise imposing obligations on Borrower and/or Operating Lessee, that (i) is for a term of longer than twelve months or under which Borrower and/or Operating Lessee would have the obligation to pay more than $100,000 per annum, unless in either case such contract or agreement can be terminated by Borrower and/or Operating Lessee without cause upon 90 days’ notice or less without payment of a termination fee, or (ii)

that would cause the aggregate amount payable under all contracts and agreements with an affiliate of Borrower to exceed more than $100,000 per annum.

(f)            The definition of “Prohibited Change of Control”  is deleted in its entirety and replaced with the following:

means the occurrence of any or all of the following:  (i) the failure of Borrower to be Controlled by Stephane De Baets, (ii) the failure of Stephane De Baets to own, directly or indirectly, at least 5% of the equity interests in, and the right to at least 5% of the distributions from, Borrower, or (iii) the failure of Stephane De Baets and Ravipan Jaruthavee to own collectively, directly or indirectly, at least 40% of the equity interests in, and the right to at least 40% of the distributions from, Borrower.”  For the avoidance of doubt, “Prohibited Change of Control” shall exclude, in any instance and for any purpose, any of the foregoing events resulting from any foreclosure or any acceptance of a deed-in-lieu of foreclosure by Mezzanine Lender on the collateral securing any Mezzanine Loan or the exercise by Mezzanine Lender of its rights and/or remedies under the Mezzanine Loan.

(g)           The definition of “Qualified REIT”  is deleted in its entirety and replaced with the following:

means a REIT (i) that is Controlled by Stephane De Baets, (ii) (a) in which Stephane De Baets owns, directly or indirectly, at least 5% of the equity interests when taken together with his interests in Operating Partnership and (b) in which Stephane De Baets has the right to at least 5% of the distributions, when taken together with his right to distributions from Operating Partnership, and (iii) in which Stephane De Baets and Ravipan Jaruthavee (a) own collectively, directly or indirectly, at least 40% of the equity interests when taken together with their aggregate interests in Operating Partnership and (b) collectively, have the right to at least 40% of the distributions when taken together with their collective rights to distributions from Operating Partnership.

(h)           In the definition of “Single-Purpose Entity”:

(1)           Subsection (a) is deleted and replaced with the following:  “was formed under the laws of the State of Delaware solely for the purpose of owning, financing, leasing, operating, maintaining, and/or holding a direct or indirect ownership or leasehold, as applicable, interest in the Property and otherwise dealing with the Property”;

(2)           the word “Affiliate” in subsection (e) is hereby deleted and replaced with the word “affiliate”;

(3)           the word “and” in subsection (i) after the words “Restaurant Lease” is deleted and replaced with “,” and the words “and the Operating Lease” are added after the words “PUD Documents”; and

(4)           the word “Closing Date” in subsection (f) is hereby deemed to mean January [  ], 2018.

(i)            The definition of “Successor Borrower” is deleted in its entirety and replaced with the following:  “means a Single-Purpose Entity 100% of the interests in which are owned by Operating Partnership”.

(j)            Section 2.2(a) is deleted in its entirety and replaced with the following:

No direct equity interests in Borrower shall be conveyed or otherwise transferred to any Person under any circumstances, except as set forth in Section 2.3 and/or in connection with the creation of one or more Mezzanine Loans subject to the requirements of the Cooperation Agreement.  Except as set forth in Section 2.3 and/or in connection with the creation of one or more Mezzanine Loans subject to the requirements of the Cooperation Agreement, no indirect equity interests in Borrower shall be conveyed or otherwise transferred to any Person, unless the following conditions are satisfied (in which case such indirect equity interests may be conveyed or otherwise transferred):

(k)           The word “public” is deleted from Section 2.2(a)(iii).

(l)            The following words are added after the word “transfer” in Section 2.2(a)(v): “(except that the foregoing shall not apply with respect to any holders from time to time of shares of stock in the Qualified REIT that are traded or, as a result of a transfer or conveyance permitted hereunder, become traded on the New York Stock Exchange or another nationally recognized domestic stock exchange)”.

(m)          In Section 2.3(a), the words “owned by a Qualified REIT” are replaced with the words “indirectly owned by Operating Partnership”.

(n)           The text of Section 2.3(b)(viii) is deleted and replaced with “intentionally omitted”.

(o)           In Section 2.3(b)(ix), the words “leasehold estate in the Property” are deleted and replaced with the words “assets (other than its leasehold estate in the Property pursuant to the Operating Lease)”.

(p)           The text of Section 2.3(b)(x) is deleted and replaced with “intentionally omitted”.

(q)           The text of Section 2.3(c) is deleted and replaced with the following:

Subject to Section 2.3(d), following an Assumption and REIT Restructuring in accordance with this Section 2.3, shares in the Qualified REIT may be sold to third parties in the public market as an initial public offering (it being acknowledged that subsequent trading, issuance, redemption or other Transfers of such shares (or of other equity securities or securities convertible into or exchangeable for such shares or other equity securities) are governed by Section

2.3(d)) on the New York Stock Exchange or another nationally recognized domestic stock exchange (any such sale, a “REIT IPO”); provided that the following additional conditions are satisfied:

(r)            The text of Section 2.3(d) is deleted and replaced with the following:

Notwithstanding anything herein or in the other Loan Documents to the contrary, trading, issuance, redemption or other Transfers of publicly-traded securities (or of other equity securities or securities convertible into or exchangeable for such shares or other equity securities) of the Qualified REIT may be made without notice to or the consent of Lender and without complying with the provisions of Section 2.2 or the other provisions of this Section 2.3, provided that no Prohibited Change of Control results therefrom.

(s)            The text of Section 3.1(a) is deleted and replaced with the following:

Borrower shall cause any and all amounts otherwise required to be paid or remitted by the Approved Property Manager to Borrower on behalf of Operating Lessee to be remitted directly into a segregated Eligible Account specified from time to time by Lender (the “Cash Management Account”), and in the event any such amounts are paid directly to Borrower or Operating Lessee or Borrower or Operating Lessee otherwise receives Revenues, Borrower and Operating Lessee shall cause such amounts to be deposited into the Cash Management Account within one Business Day following Borrower’s or Operating Lessee’s receipt thereof.

(t)            In Section 7.1(f), “and (ii)” is deleted and replaced with “(ii)”, and the following words are hereby added after “Mezzanine Loan”: “and (iii) the pledge of any shares of stock in the Qualified REIT that are traded on the New York Stock Exchange or another nationally recognized domestic stock exchange,”.

4.             Amendment to Cooperation Agreement.  Effective as of the date hereof, the following amendments are hereby made to the Cooperation Agreement:

(a)           In Section 2(d), after the first reference to “Borrower” the following words are hereby added “and Operating Lessee”.

(b)           Section 2(d)(ii) of the Cooperation Agreement is deleted in its entirety and replaced with: “intentionally omitted”.

(c)           A new Section 2(f) is hereby added to the Cooperation Agreement, which shall provide as follows:  “In connection with any Loan Transfer, Borrower shall provide at its expense (regardless of when such Loan Transfer occurs) customary authority to file and single-member Delaware law opinions requested by any new lender with respect to Borrower and Operating Lessee and/or the mezzanine borrower under a New Mezzanine Loan, as applicable.”

5.             Release of Original Borrower.  Effective upon the execution and delivery of the Assumption Documents by all parties thereto, Original Borrower shall be released from liability under the Loan Documents to which it is a party as to acts, events or omissions occurring, or obligations arising, after the date of this Agreement; provided, however, such release shall not apply to any acts, events or omissions of Original Borrower which occurred prior to the date of this Agreement, whether or not the effects of or damages from such acts, events or omissions are apparent or ascertainable as of the date of this Agreement.

6.             Ratification by New Borrower.  New Borrower hereby (i) unconditionally ratifies and affirms all of its obligations under the Loan Documents (as amended by the Assumption Documents) to which it is a party by virtue of the Assumption, (ii) acknowledges and agrees that such obligations are in full force and effect, binding on and enforceable against it in accordance with the terms, covenants and conditions of such Loan Documents, in each case without impairment, (iii) represents, warrants and covenants that it is not in default under any Loan Document, and, to its knowledge, there are no defenses, offsets or counterclaims against the Indebtedness, and (iv) waives and releases any and all claims, actions, causes of action, suits, and defenses that New Borrower might have against Lender for or by reason of any matter, cause or thing whatsoever relating to the Loan existing as of the date hereof.

7.             Ratification by Operating Lessee.  Operating Lessee hereby (i) unconditionally ratifies and affirms all of its obligations under the Loan Documents (as amended by the Assumption Documents) to which it is a party by virtue of the Joinder, (ii) acknowledges and agrees that such obligations are in full force and effect, binding on and enforceable against it in accordance with the terms, covenants and conditions of such Loan Documents, in each case without impairment, (iii) represents, warrants and covenants that it is not in default under any Loan Document, and, to its knowledge, there are no defenses, offsets or counterclaims against the Indebtedness, and (iv) waives and releases any and all claims, actions, causes of action, suits, and defenses that Operating Lessee might have against Lender for or by reason of any matter, cause or thing whatsoever relating to the Loan existing as of the date hereof.

8.             Ratification by Guarantor.  Guarantor hereby (i) unconditionally approves and consents to the execution and delivery of the Assumption Documents, the assumption and amendment of the Loan Documents effected thereby, the Joinder, and the release of Original Borrower hereunder, (ii) unconditionally ratifies, confirms, renews and reaffirms all of its obligations under the Loan Documents (as amended by the Assumption Documents) to which it is a party (the “Guarantor Documents”), (iii) acknowledges and agrees that its obligations under the Guarantor Documents remain in full force and effect, binding on and enforceable against it in accordance with the terms, covenants and conditions of such documents without impairment, (iv) represents, warrants and covenants that it is not in default under any Guarantor Document beyond any applicable notice and cure periods, and that, to its knowledge, there are no defenses, offsets or counterclaims against its obligations under the Guarantor Documents, (v) represents and warrants that each of the representations and warranties of Guarantor contained in the Guarantor Documents is true and correct in all material respects as of the date hereof, (vi) represents and warrants that it has the power and authority to acknowledge this Agreement as set forth herein and has by proper action duly authorized such acknowledgement, which acknowledgement is Guarantor’s legal, valid and binding obligation, enforceable in accordance with its terms, subject to bankruptcy, insolvency and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and (vii) waives and releases any and all claims, actions, causes of action, suits, and defenses that it might have against Lender for or by reason of any matter, cause or thing whatsoever relating to the Loan existing as of the date hereof.

9.             Representations and Warranties.  New Borrower and Operating Lessee represent and warrant to Lender that:

(a)           (i) New Borrower has the power and authority to enter into the Assumption Documents and to perform its obligations under the Assumption Documents and the Loan Documents as assumed and amended thereby, (ii) New Borrower has by proper action duly authorized the execution and delivery of the Assumption Documents by New Borrower, and (iii) the Assumption Documents have been duly executed and delivered by New Borrower and constitute New Borrower’s legal, valid and binding obligations, enforceable in accordance with their terms, subject to bankruptcy, insolvency and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(b)           (i) Operating Lessee has the power and authority to enter into the Assumption Documents and to perform its obligations under the Assumption Documents and the Loan Documents as assumed, joined and amended thereby, (ii) Operating Lessee has by proper action duly authorized the execution and delivery of the Assumption Documents by Operating Lessee, and (iii) the Assumption Documents have been duly executed and delivered by Operating Lessee and constitute Operating Lessee’s legal, valid and binding obligations, enforceable in accordance with their terms, subject to bankruptcy, insolvency and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(c)           New Borrower hereby makes all representations and warranties set forth in the Loan Documents that were made by Original Borrower on of the Closing Date, which representations and warranties are hereby incorporated by reference as if set forth herein in full, provided that (i) any such representations that specifically refer to the Closing Date are hereby made as of the date hereof, (ii) any such representations that specifically refer to Original Borrower are hereby deemed modified to refer to New Borrower, (iii) no effect shall be given to any exceptions set forth in the Exception Report, and (iv) the representation set forth in Section 4.1(b) of the Loan Agreement shall be deemed to refer to the organizational chart attached hereto as Exhibit C.

(d)           Original Borrower, New Borrower and Operating Lessee have complied with and satisfied the requirements of Section 2.3 of the Loan Agreement, as amended hereby.

10.          Costs and Expenses.  New Borrower shall pay or reimburse Lender for all of its out-of-pocket costs and expenses (including, without limitation, reasonable out-of-pocket legal fees) related to the preparation, negotiation, execution and delivery of this Agreement, the other Assumption Documents and the consummation of the transactions contemplated hereby and thereby.

11.          Miscellaneous.

(a)           Successors.                                   Except as otherwise provided in this Agreement, whenever in this Agreement any of the parties to this Agreement is referred to, such reference shall be deemed to include the successors and permitted assigns of such party.  All covenants, promises and agreements in this Agreement contained, by or on behalf of New Borrower, Original Borrower, Operating Lessee or Sponsor, shall inure to the benefit of Lender and its successors and assigns.

(c)           GOVERNING LAW.

(1)           THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CHOICE OF LAW RULES TO THE EXTENT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

(2)           ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER, NEW BORROWER, ORIGINAL BORROWER, OPERATING LESSEE OR SPONSOR ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER ASSUMPTION DOCUMENTS OR OTHER LOAN DOCUMENTS (OTHER THAN ANY ACTION IN RESPECT OF THE CREATION, PERFECTION OR ENFORCEMENT OF A LIEN OR SECURITY INTEREST CREATED PURSUANT TO ANY LOAN DOCUMENTS NOT GOVERNED BY THE LAWS OF THE STATE OF NEW YORK) MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK.  NEW BORROWER, ORIGINAL BORROWER, OPERATING LESSEE, SPONSOR AND LENDER HEREBY (i) IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, (ii) IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND (iii) IRREVOCABLY CONSENT  TO SERVICE OF PROCESS BY MAIL, PERSONAL SERVICE OR IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW, AT THE ADDRESS SPECIFIED IN SECTION 9.4 OF THE LOAN AGREEMENT (EXCEPT THAT, FOR THE AVOIDANCE OF DOUBT, REFERENCES THEREIN TO ORIGINAL BORROWER SHALL BE DEEMED REPLACED WITH REFERENCES TO NEW BORROWER AND OPERATING LESSEE) (AND AGREES THAT SUCH SERVICE AT SUCH ADDRESS IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER ITSELF IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT).

(e)           Modification, Waiver in Writing. Neither this Agreement nor any other Assumption Document or other Loan Document may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in a writing signed by Lender, New Borrower and Operating Lessee, nor shall any consent or approval of Lender be granted hereunder, unless such consent or approval is in a writing signed by Lender.

(g)           TRIAL BY JURY. TO THE MAXIMUM EXTENT PERMITTED UNDER APPLICABLE LAW, NEW BORROWER, ORIGINAL BORROWER, OPERATING LESSEE, SPONSOR AND LENDER KNOWINGLY, VOLUNTARILY AND INTENTIONALLY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OTHER ASSUMPTION DOCUMENT OR OTHER LOAN DOCUMENT, OR ANY DEALINGS, CONDUCT, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS BY EITHER OF THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT.  THE SCOPE OF THIS WAIVER IS INTENDED TO ENCOMPASS ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  NEW BORROWER, ORIGINAL BORROWER, OPERATING LESSEE, SPONSOR AND LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THE TRANSACTION.  NEW BORROWER, ORIGINAL BORROWER, OPERATING LESSEE, SPONSOR AND LENDER FURTHER WARRANT AND REPRESENT THAT THEY HAVE REVIEWED THIS WAIVER WITH THEIR LEGAL COUNSEL, AND THAT THEY KNOWINGLY AND VOLUNTARILY WAIVE THEIR JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, OR ANY OTHER ASSUMPTION DOCUMENT OR OTHER LOAN DOCUMENTS OR AGREEMENTS RELATING TO THIS AGREEMENT.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(i)            Headings. The Article and Section headings in this Agreement are included in this Agreement for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(k)           Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.  All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

(m)          Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  Copies of originals, including copies delivered by facsimile, pdf or other electronic means, shall have the same import and effect as original counterparts and shall be valid, enforceable and binding for the purposes of this Agreement.

(o)           No Waiver.  Original Borrower, New Borrower, Operating Lessee and Sponsor acknowledge and agree that no oral communication or course of dealing from or on behalf of Lender shall constitute any waiver, agreement, commitment, or evidence of any assurance or intention of Lender with respect to the Loan, any Assumption Document and/or the other Loan Documents, and that any waiver, agreement, commitment, assurance, or intention of Lender with respect to the Loan, any Assumption Document and/or the other Loan Documents shall be effective only if in writing and duly executed by Lender.  Original Borrower, New Borrower, Operating Lessee and Sponsor acknowledge and agree that no Default or Event of Default shall be waived by Lender, unless such waiver is in writing and duly executed by Lender.

12.          No Impairment.  Nothing in this Agreement or any other Assumption Document shall be deemed to or shall in any manner prejudice or impair or constitute a novation of any of the Loan Documents or any security granted or held by Lender for the Loan or the original priority of the Mortgage or any of the other Loan Documents.  This Agreement shall not be deemed to be nor shall it constitute any alteration, waiver, annulment or variation of the lien and encumbrance of the Mortgage or any of the other Loan Documents or the terms and conditions of or any rights, powers or remedies under such documents, except as expressly set forth herein

[END OF PAGE — SIGNATURE PAGE FOLLOWS]

Lender, Original Borrower, New Borrower, Operating Lessee and Guarantor are executing this Agreement as of the date first above written.

LENDER:

GARFIELD SRA MORTGAGE INVESTMENT,
LLC, a Delaware limited liability company

By:
Name:
Title:

ORIGINAL BORROWER:

315 EAST DEAN ASSOCIATES, INC., a Delaware
corporation

By:
Name:
Title:

NEW BORROWER:

ASPEN OWNER, LLC, a
Delaware limited liability company

By:
Name:
Title:

OPERATING LESSEE:

ASPEN TRS OPERATING TENANT, LLC, a
Delaware limited liability company

By:
Name:
Title:

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

GUARANTOR:

STEPHANE DE BAETS

ER MERRY WAY LP, a Delaware limited
partnership

By:	Elevated Returns LLC, a Delaware limited
liability company, its General Partner

By:
Name:
Title:

ACKNOWLEDGMENT

STATE OF                                                     )

                                                                        ) SS.

COUNTY OF                                                 )

On the     day of          in the year 2018, before me, the undersigned, a Notary Public in and for said state, personally appeared Stephane De Baets, personally known to me or proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies) and that by his/her/their signature(s) on the instrument, the person(s), or the entity, in its capacity(ies) above noted, upon behalf of which the person(s) acted, executed the instrument.

Signature:
Name:
Official Seal